Product License Agreement


This agreement is made on January 14, 1999, by and between Access Software
Inc., a

Utah corporation and Internet Golf Assoc. Nevada -LLC Company (hereafter, referred to as "Licensee")

1)  Licensed Software

This licensee must also abide to these restriction. This License Agreement is void if any one or all of these restrictions are not met.

a) This License is non transferable.
b) This is a Royalty Free use agreement for the Links Tour 98 Launcher (hereafter referred to as "The Launcher") For the purpose of hosting Internet Tournaments for the Links LS software golf simulation.
c) Licensee is an independent entity from Access Software Inc., and Access Software Inc., is not obligated in any way to compensate, support, reimburse or pay for sites choosing to license The Launcher.
d) The Licensed software is for the use of the licensee only. It may not be distributed in any way to any other company, entity, or individual in any form whether it be the originally supplied code or modified code.
e) Terms of the Non Disclosure Agreement will effect this license.
   Violation of said NDA will result in loss of license.

2)  SUPPORT
The product supplied know as "The Launcher" is considered as is. Access Software Inc., implies no obligation responsibility, or liability to provide technical support for the Launcher.

3)  Warranty

Access Software Inc., cannot guarantee that the Launcher will perform correctly under all possible computer, ISP, Internet, Network and modem configurations, Access Software Inc., however, uses its best efforts to correct any problems that at encountered. It is also expressly understood and agreed upon between the parties that there are no warranties representations, covenants, or agreements between the parties hereto except those specifically set forth herein.

4)  ARBITRATION

In the event that there is any breach of this agreement, the parties agree that the issue shall be subrnitted to binding arbitration pursuant to Commercial Arbitration Rules of the American Arbitration Association and that the decision of the arbitrator shall be sufficient to be enforceable directly as a judgment in any court which would otherwise have jurisdiction and that said decision shall be subject to enforcement by special performance.

5)  Governing Law

This agreement will be interpreted and governed under the laws of the state of Utah, United States of America.

6)  Supersedetion

This agreement supersedes all other agreements, written, spoken, or otherwise communicated


Access Software Inc.                         United States of America

                                             Date:
Address:  4750 W. Wiley Post Way,
          Bldg. 1 Ste. 200                   Signature:
          Salt Lake City, UT  84116

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Printed Name and                   Licensee:  Internet Golf Association, LLC

Title:                             Address:  24921 Dana Point Harbor Dr.,
                                             # B20
                                             Dana Point, CA  92629

                                   Date:  January 14, 1999

                                   Signature:  /s/Vincent Castagnola
                                   Printed Name and
                                   Title:  Vincent Castagnola, Managing Partner